Exhibit 6(b)(ii)(3)



                    LIFETIME PRODUCTIONS, INC.
                       309 West 49th Street
                        New York, NY 10019



                                          As of March 26, 1996
VIA OVERNIGHT MAIL

WOMBAT Productions
A Division of The CineMasters Group, Inc.
c/o Janson Associates, Inc.
88 Semmens Road
Harrington Park, NJ 07640

Attn: Stephen Janson

Re:   INTIMATE PORTRAIT: SHIRLEY MACLAINE

Ladies/Gentlemen:

I am pleased to confirm our arrangement whereby Lifetime Productions, Inc. ("Lifetime") has commissioned the production of, and will license from WOMBAT Productions ("Licensor"), the exclusive right to telecast and exhibit, a special television program presently titled "INTIMATE PORTRAIT: SHIRLEY MACLAINE" (the "Program"):

Production & License Fee:
      Fee:  $120,000
      Option Advance:   Option Advance (non-refundable): $10,000
      In the event Lifetime exercises either option pursuant to option paragraph (b) hereof, the sum of $5,000 from the amount set forth above shall be applied against the applicable option price.

Payment Terms:
      25% upon execution hereof; 25% upon commencement of principal photography; 25% upon completion of principal photography; 25% upon delivery and acceptance of the Program.

Exhibition Rights Granted:
      (a) Basic cable television rights, which shall include, but are not limited to, distribution by means of wire & microwave distribution, home earth station ("TVRO"), satellite master antenna television ("SMATV"), direct broadcast satellite ("DBS"") and multipoint, multichannel distribution services ("MDS" and "MMDS"), and any other medium now known or hereafter developed for the distribution of basic cable programming services. Lifetime shall have the right to sublicense or assign its exhibition rights in the License Territory (as herein defined) to an owned-and-operated, managed or controlled basic programming service of Lifetime.
      (b) Lifetime will have creative approval rights in connection with all elements of the Program, including, but not limited to, approval of the writer, script, music, executive producer, line producer, director, etc. For purposes of this subparagraph, Lifetime expressly acknowledges the following personnel have been approved for the following positions and credits: GENE FELDMAN as executive producer, line producer, director and writer; and SUZETTE WINTER as writer and producer;
      (c) The Program shall be produced pursuant to Lifetime's Production Packet (a copy of which has been supplied to you) and the instructions and direction of Lifetime's programming executives. Licensor will make all on-screen end credits in white over black. Licensor will prepare the opening and closing graphics (including bumper graphics) the Program and Licensor will edit in such graphics, and cut the Program to Lifetime's format requirements.
      (d) Lifetime will have final approval of the rough cut and final cut of the Program.

License Period and Options:
      (a) License period: Five (5) years from the date of Lifetime's initial telecast of each Special.
      (b) Lifetime shall have two (2) exclusive irrevocable options, each exercisable by no later than ninety (90) days prior to the conclusion of the initial period or extended period, as the case may be, of the Program, to extend the term for an additional two (2) years. The fee for each extension period shall be $15,000 subject to reduction as described above.

License Territory:
      U.S., its territories & possessions, Bermuda, the Bahamas, and the Caribbean Islands.

Exhibition Days:
      Unlimited.

Exclusivity:
      Lifetime will have exclusive basic cable telecast rights in the Program in the License Territory and the Program will be exclusive to Lifetime against all other forms of television, including without limitation, traditional pay cable tv (e.g., HBO, Showtime), pay-per-view tv (including video on demand), free over-the-air tv, superstations (e.g., WTBS), direct broadcast satellite, and any medium that would permit television reception or viewing within residences of any kind.

Distribution Rights & Net Profit Participation:
      (a)   Licensor shall control all the distribution and
exploitation to the Program. During the term hereof, Licensor may not exercise such distribution rights in the License Territory without Lifetime's prior written approval which shall not be unreasonably withheld. Licensor shall advise Lifetime on a monthly basis with respect to all distribution and/or exploitation agreements entered into during the previous month. Lifetime shall have the approval, not to be unreasonably withheld, in the event of any such distribution and/or exploitation agreement which provides for any revenue participation on the part of any third party.
      (b) Licensor shall be entitled to retain the first $50,000 of proceeds from the exercise of the distribution rights described above. Thereafter the revenues shall be divided as follows: 66 2/3% of adjusted gross revenues to Licensor; 33 1/3% of adjusted gross revenues to Lifetime. For the purpose hereof, adjusted gross revenues shall be understood to mean gross proceeds however received, from the exploitation of the Program in whatever medium, less actual distribution fees and out-of-pocket expenses. Lifetime shall have prior approval of any additional profit participants, contingent or deferred compensation participants, etc. Lifetime shall be entitled to audit Licensor's books and records with respect to its distribution and exploitation efforts, but not more than once per calendar year, at the site where Licensor retains such books and records. Licensor shall submit quarterly reports of revenues to Lifetime within 30 days after the close of each calendar quarter.
      (c) Licensor shall use a title other than "INTIMATE PORTRAIT" or "INTIMATE PORTRAITS" in distributing Program hereunder.

Miscellaneous:
      (a) Delivery of the Program shall be on one-inch (1") type C format masters which shall conform to Lifetime's technical standards attached hereto as Exhibit A. In addition, Licensor will supply Lifetime with one (1) one-half inch (1/2") and one (1) three-quarter inch (3/4") screening copies of each cut of the Special.
      The approved final cut of the Program shall be delivered to Lifetime no later than October 1, 1996.
      b) Licensor represents and warrants that the Program shall be an original program for Lifetime and will not have, any exhibitions in the License Territory prior to Lifetime's License Period.
      (c) Lifetime may edit the Program without restriction for purposes of timing, standards & practices, and commercial insertions.
      (d) Licensor will obtain and maintain in full force and effect for a period of one (1) year from the date of first telecast, a producer's errors and omissions policy and thereafter, during the term of this Agreement, a distributor's errors and omissions policy for the Special, each with limits of at least $1,000,000 for any single party's claim arising out of a single occurrence and $3,000,000 for all claims in the aggregate.

Warranties:
      In connection with each Special, Licensor warrants and represents for the benefit of Lifetime:

      (a) That Licensor has and will maintain, at its sole cost and expense, the sole and exclusive rights to enter into and perform this Agreement and grant to Lifetime all the rights granted hereunder;
      (b) That Licensor will secure and maintain, all performance and synchronization licenses for all music contained in the Program, sufficient to enable Lifetime to exploit or cause the exploitation of the Program in accordance with the terms of this Agreement;
      (c) That there are no agreements, nor shall Licensor enter into any agreements, which would prevent the fulfillment of this Agreement or which might or shall impair or diminish the value of any right granted to Lifetime;
      (d) That Lifetime will not be obligated to make any payments to anyone other than as expressly specified in this Agreement in connection with the exercise of the rights granted to Lifetime herein;
      (e) That the Program shall be suitable technically for the uses thereof permitted hereunder, and that any materials provided by Licensor to Lifetime shall be of quality consistent with network broadcast television;
      (f) That neither the Program and any of the materials supplied by Licensor hereunder, nor the production or any use hereunder of the Program and/or such material(s) and/or of any visual or aural element thereof, will violate or infringe on the copyright, trademark, trade name, performing, patent or literary right, the right of privacy, right of publicity or any other similar or dissimilar right or privilege, or constitute a libel or slander or other defamation against, any person, firm, corporation, government or other entity;
      (g) That there are no claims, lawsuits, or other proceedings pending, outstanding or threatened, adversely affecting, or which will in any way prejudice Lifetime's rights hereunder; and
      (h) That the Program shall conform with Lifetime's standards and practices policies of which Licensor is advised prior to delivery of the Program.

Indemnities:
      (a) Licensor shall at all times indemnify, defend and hold harmless Lifetime, its subsidiaries, parent companies, the officers, directors, employees, licensees and agents of each of the foregoing, and their heirs, executors, administrators, successors and assigns, against and from any and all claims, damages, liabilities, costs and expenses (including reasonable counsel fees and disbursements) arising out of:
            (i) any use as herein contemplated of the Program and/or any materials or elements thereof furnished by Licensor, including the credit and billing requirements thereof, or the exercise by Lifetime of any rights granted to it by Licensor;
            (ii) any breach or alleged breach by Licensor of any representation, warranty, obligation or other provision hereof.
      Lifetime may, at its election, assume the defense of any such claim, demand or litigation.
      (b) Lifetime shall indemnify and hold harmless Licensor, its subsidiaries and parent companies, its officers, directors, employees, agents and licensees, and their heirs, executors, administrators, successors and assigns of each of them, against and from any and all claims, damages, liabilities, costs and expenses (including reasonable counsel fees and disbursements), arising out of:
            (i) the use of any material in the Program which is furnished, as between Lifetime and Licensor, by Lifetime or any other indemnitee specified in subparagraph (a) above; or
            (ii) any breach or alleged breach by Lifetime of any representation, warranty, obligation or other provision hereof.
      (c) Lifetime in the case of subparagraph (a), or Licensor, in the case of subparagraph (b), will promptly notify the other party ("Indemnitor") of any such claim or litigation to which the respective subparagraph shall apply. Indemnitor will assume the defense of any claim or litigation, in which event Indemnitor's obligations with respect thereto shall be limited to holding the respective indemnitee harmless from any loss, damage or cost caused by or arising out of any settlement or interlocutory or appealable judgment, decree or order, or any final judgment, in connection with any such claim or litigation; provided, that each indemnitee shall have the right to participate in the defense at its own cost; and further provided that in no event shall either party settle or compromise a third-party claim without the consent of the other party hereto.

Special Provisions:
      Licensor shall own the copyright in the Program. However, Lifetime shall own the copyright in any segments, materials or elements that it creates for incorporation into the Program including but not limited to the "INTIMATE PORTRAIT" materials.

The foregoing is subject to the execution of a formal contract incorporating provisions consistent with Lifetime's standard production agreements, including, but not limited to, those relating to name and likeness, force majeure, confidentiality, governmental compliance and breach.

If the foregoing is acceptable to you, this letter, when fully executed, shall constitute a binding agreement between the parties, and such formal contract when executed, if ever, shall replace this offer letter and agreement.

Very truly yours,                   Agreed To and Accepted:

Lifetime Productions, Inc.                Wombat Productions



By:   __________________            By:   /s/ Gene Feldman
      Senior Vice President
      Business & Legal Affairs

                            Exhibit A

Part of the Agreement dated as of July 13, 1995 between Lifetime
Productions, Inc. and Wombat Productions

        Specification for One-Inch (1") Type "C" Recording

Any Master tape and all videotape copies shall have:

(a)   VIDEO
      (1) Signal to noise ratio of at least 46db pp (47 db pp for 1")
      (2) Low frequency linearity 2% blanking to white (3) Differential phase no greater than 3o at 3.58 MHz (4o for 1")
      (4) Differential gain 3% max. blanking to white (4% for 1")
      (5)   Transient response (2T sine 2 pulse) Max K factor 1%
      (6)   Moire, -40db max. (color bars 75% amplitude 3.58 MHz)
      (7)   Flat bandwidth to 4.5 MHz + .5db
      (8)   Color Jitter + 3ns. pp. max
      (9)   Zero recorded in velocity error or banding
      (10)  Zero recorded in head impact noise for 1"
      (11)  Horz. blanking not to exceed 12 us
      (12)  Vert. blanking not to exceed 21 lines
      (13) At lease one minute NTSC standard bars at head of tape, with zero Vu tone for audio level check

(b)   AUDIO
      (1)   Signal to noise at lease 55db
      (2)   Frequency response 50 to 15,000 Hz + 2db
      (3)   RMS distortion at 1000 Hz no more than 3%
      (4)   Wow and flutter (NAB weighted) no more than .05%

(c)   TAPE
      (1)   Audio levels standard
      (2)   Video levels standard
      (3) 10 Sec. blank leader before bars (4) Slate from master tape (5) High quality tape stock with low dropout rate (6) No physical damage (7) Test signals recorded on tape

                             * * * *

            [LETTERHEAD OF LIFETIME PRODUCTIONS, INC.]



VIA FACSIMILE AND OVERNIGHT MAIL          As of July 13, 1995

WOMBAT Productions
A Division of The CineMasters Group, Inc.
c/o Janson Associates, Inc.
88 Semmens Road
Harrington Park, NJ 07640

Attn: Stephen Janson

Re:   INTIMATE PORTRAIT: INGRID BERGMAN

Ladies/Gentlemen:

I am pleased to confirm our arrangement whereby Lifetime Productions, Inc. ("Lifetime") has commissioned the production of, and will license from WOMBAT Productions ("Licensor"), the exclusive right to telecast and exhibit, a special television program presently titled "INTIMATE PORTRAIT: INGRID BERGMAN" (the "Program"):

Production & License Fee:
      Fee:  $120,000
      Option Advance:   Option Advance (non-refundable): $10,000
      In the event Lifetime exercises either option pursuant to option paragraph (b) hereof, the sum of $5,000 from the amount set forth above shall be applied against the applicable option price.

Payment Terms:
      25% upon execution hereof; 25% upon commencement of principal photography; 25% upon completion of principal photography; 25% upon delivery and acceptance of the Program.

Exhibition Rights Granted:
      (a) Basic cable television rights, which shall include, but are not limited to, distribution by means of wire & microwave distribution, home earth station ("TVRO"), satellite master antenna television ("SMATV"), direct broadcast satellite ("DBS") and multipoint, multichannel distribution services ("MDS" and "MMDS"), and any other medium now known or hereafter developed for the distribution of basic cable programming services. Lifetime shall have the right to sublicense or assign its exhibition rights in the License Territory (as herein defined) to an owned-and-operated, managed or controlled basic programming service of Lifetime.

      (b) Lifetime will have creative approval rights in connection with all elements of the Program, including, but not limited to, approval of the writer, script, music, executive producer, line producer, director, etc. For purposes of this subparagraph, Lifetime expressly acknowledges the following personnel have been approved for the following positions and credits: GENE FELDMAN as executive producer, line producer, director and writer; SUZETTE WINTER as writer and producer; PAL LINDSTROM as associate producer and voiceover talent.
      (c) The Program shall be produced pursuant to Lifetime's Production Packet (a copy of which has been supplied to you) and the instructions and direction of Lifetime's programming executives. Licensor will make all on-screen end credits in white over black. Licensor will prepare the opening and closing graphics (including bumper graphics) the Program and Licensor will edit in such graphics, and cut the Program to Lifetime's format requirements.
      (d) Lifetime will have final approval of the rough cut and final cut of the Program.

License Period and Options:
      (a) License period: Five (5) years from the date of Lifetime's initial telecast of each Special.
      (b) Lifetime shall have two (2) exclusive irrevocable options, each exercisable by no later than ninety (90) days prior to the conclusion of the initial period or extended period, as the case may be, of the Program, to extend the term for an additional two (2) years. The fee for each extension period shall be $15,000 subject to reduction as described above.

License Territory:
      U.S., its territories & possessions, Bermuda, the Bahamas, and the Caribbean Islands.

Exhibition Days:
      Unlimited.

Exclusivity:
      Lifetime will have exclusive basic cable telecast rights in the Program in the License Territory and the Program will be exclusive to Lifetime against all other forms of television, including without limitation, traditional pay cable tv (e.g., HBO, Showtime), pay-per-view tv (including video on demand), free over-the-air tv, superstations (e.g., WTBS), direct broadcast satellite, and any medium that would permit television reception or viewing within residences of any kind.

Distribution Rights & Net Profit Participation:
      (a)   Licensor shall control all the distribution and
exploitation to the Program. During the term hereof, Licensor may not exercise such distribution rights in the License Territory without Lifetime's prior written approval which shall not be unreasonably withheld. Licensor shall advise Lifetime on a monthly basis with respect to all distribution and/or exploitation agreements entered into during the previous month. Lifetime shall have the approval, not to be unreasonably withheld, in the event of any such distribution and/or exploitation agreement which provides for any revenue participation on the part of any third party.
      (b) Licensor shall be entitled to retain the first $50,000 of proceeds from the exercise of the distribution rights described above. Thereafter the revenues shall be divided as follows: 66 2/3% of adjusted gross revenues to Licensor; 33 1/3% of adjusted gross revenues to Lifetime. For the purpose hereof, adjusted gross revenues shall be understood to mean gross proceeds however received, from the exploitation of the Program in whatever medium, less actual distribution fees and out-of-pocket expenses. Lifetime shall have prior approval of any additional profit participants, contingent or deferred compensation participants, etc. Lifetime shall be entitled to audit Licensor's books and records with respect to its distribution and exploitation efforts, but not more than once per calendar year, at the site where Licensor retains such books and records. Licensor shall submit quarterly reports of revenues to Lifetime within 30 days after the close of each calendar quarter.
      (c) Licensor shall use a title other than "INTIMATE PORTRAIT" or "INTIMATE PORTRAITS" in distributing Program hereunder.

Miscellaneous:
      (a) Delivery of the Program shall be on one-inch (1") type C format masters which shall conform to Lifetime's technical standards attached hereto as Exhibit A. In addition, Licensor will supply Lifetime with one (1) one-half inch (1/2" and one (1) three-quarter inch (3/4") screening copies of each cut of the Special.
      The approved final cut of the Program shall be delivered to Lifetime no later than September 15, 1995.
      b) Licensor represents and warrants that the Program shall be an original program for Lifetime and will not have, any exhibitions in the License Territory prior to Lifetime's License Period.
      (c) Lifetime may edit the Program without restriction for purposes of timing, standards & practices, and commercial insertions.
      (d) Licensor will obtain and maintain in full force and effect for a period of one (1) year from the date of first telecast, a producer's errors and omissions policy and thereafter, during the term of this Agreement, a distributor's errors and omissions policy for the Special, each with limits of at least $1,000,000 for any single party's claim arising out of a single occurrence and $3,000,000 for all claims in the aggregate.

Warranties:
      In connection with each Special, Licensor warrants and represents for the benefit of Lifetime:
      (a) That Licensor has and will maintain, at its sole cost and expense, the sole and exclusive rights to enter into and perform this Agreement and grant to Lifetime all the rights granted hereunder;
      (b) That Licensor will secure and maintain, all performance and synchronization licenses for all music contained in the Program, sufficient to enable Lifetime to exploit or cause the exploitation of the Program in accordance with the terms of this Agreement;
      (c) That there are no agreements, nor shall Licensor enter into any agreements, which would prevent the fulfillment of this Agreement or which might or shall impair or diminish the value of any right granted to Lifetime;
      (d) That Lifetime will not be obligated to make any payments to anyone other than as expressly specified in this Agreement in connection with the exercise of the rights granted to Lifetime herein;
      (e) That the Program shall be suitable technically for the uses thereof permitted hereunder, and that any materials provided by Licensor to Lifetime shall be of quality consistent with network broadcast television;
      (f) That neither the Program and any of the materials supplied by Licensor hereunder, nor the production or any use hereunder of the Program and/or such material(s) and/or of any visual or aural element thereof, will violate or infringe on the copyright, trademark, trade name, performing, patent or literary right, the right of privacy, right of publicity or any other similar or dissimilar right or privilege, or constitute a libel or slander or other defamation against, any person, firm, corporation, government or other entity;
      (g) That there are no claims, lawsuits, or other proceedings pending, outstanding or threatened, adversely affecting, or which will in any way prejudice Lifetime's rights hereunder; and
      (h) That the Program shall conform with Lifetime's standards and practices policies of which Licensor is advised prior to delivery of the Program.

Indemnities:
      (a) Licensor shall at all times indemnify, defend and hold harmless Lifetime, its subsidiaries, parent companies, the officers, directors, employees, licensees and agents of each of the foregoing, and their heirs, executors, administrators, successors and assigns, against and from any and all claims, damages, liabilities, costs and expenses (including reasonable counsel fees and disbursements) arising out of:
            (i) any use as herein contemplated of the Program and/or any materials or elements thereof furnished by Licensor, including the credit and billing requirements thereof, or the exercise by Lifetime of any rights granted to it by Licensor;
            (ii) any breach or alleged breach by Licensor of any representation, warranty, obligation or other provision hereof.
      Lifetime may, at its election, assume the defense of any such claim, demand or litigation.
      (b) Lifetime shall indemnify and hold harmless Licensor, its subsidiaries and parent companies, its officers, directors, employees, agents and licensees, and their heirs, executors, administrators, successors and assigns of each of them, against and from any and all claims, damages, liabilities, costs and expenses (including reasonable counsel fees and disbursements), arising out of:
            (i) the use of any material in the Program which is furnished, as between Lifetime and Licensor, by Lifetime or any other indemnitee specified in subparagraph (a) above; or

            (ii) any breach or alleged breach by Lifetime of any representation, warranty, obligation or other provision hereof.
      (c) Lifetime in the case of subparagraph (a), or Licensor, in the case of subparagraph (b), will promptly notify the other party ("Indemnitor") of any such claim or litigation to which the respective subparagraph shall apply. Indemnitor will assume the defense of any claim or litigation, in which event Indemnitor's obligations with respect thereto shall be limited to holding the respective indemnitee harmless from any loss, damage or cost caused by or arising out of any settlement or interlocutory or appealable judgment, decree or order, or any final judgment, in connection with any such claim or litigation; provided, that each indemnitee shall have the right to participate in the defense at its own cost; and further provided that in no event shall either party settle or compromise a third-party claim without the consent of the other party hereto.

Special Provisions:
      Licensor shall own the copyright in the Program. However, Lifetime shall own the copyright in any segments, materials or elements that it creates for incorporation into the Program including but not limited to the "INTIMATE PORTRAIT" materials.

The foregoing is subject to the execution of a formal contract incorporating provisions consistent with Lifetime's standard production agreements, including, but not limited to, those relating to name and likeness, force majeure, confidentiality, governmental compliance and breach.

If the foregoing is acceptable to you, this letter, when fully executed, shall constitute a binding agreement between the parties, and such formal contract when executed, if ever, shall replace this offer letter and agreement.

Very truly yours,                   Agreed To and Accepted:

Lifetime Productions, Inc.                Wombat Productions



By:   __________________            By:   /s/ Gene Feldman
      Senior Vice President
      Business & Legal Affairs

                            Exhibit A

Part of the Agreement dated as of July 13, 1995 between Lifetime
Productions, Inc. and Wombat Productions

        Specification for One-Inch (1") Type "C" Recording

Any Master tape and all videotape copies shall have:

(a)   VIDEO
      (1) Signal to noise ratio of at least 46db pp (47 db pp for 1")
      (2) Low frequency linearity 2% blanking to white (3) Differential phase no greater than 3o at 3.58 MHz (4o for 1")
      (4) Differential gain 3% max. blanking to white (4% for 1")
      (5)   Transient response (2T sine 2 pulse) Max K factor 1%
      (6)   Moire, -40db max. (color bars 75% amplitude 3.58 MHz)
      (7)   Flat bandwidth to 4.5 MHz + .5db
      (8)   Color Jitter + 3ns. pp. max
      (9)   Zero recorded in velocity error or banding
      (10)  Zero recorded in head impact noise for 1"
      (11)  Horz. blanking not to exceed 12 us
      (12)  Vert. blanking not to exceed 21 lines
      (13) At lease one minute NTSC standard bars at head of tape, with zero Vu tone for audio level check

(b)   AUDIO
      (1)   Signal to noise at lease 55db
      (2)   Frequency response 50 to 15,000 Hz + 2db
      (3)   RMS distortion at 1000 Hz no more than 3%
      (4)   Wow and flutter (NAB weighted) no more than .05%

(c)   TAPE
      (1)   Audio levels standard
      (2)   Video levels standard
      (3) 10 Sec. blank leader before bars (4) Slate from master tape (5) High quality tape stock with low dropout rate (6) No physical damage (7) Test signals recorded on tape

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